1Q 2018 Earnings Call Presentation

Disclosure This presentation, including documents incorporated herein by reference, will contain forward- looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. Please review our disclosures in filings with the Securities Exchange Commission. Non-GAAP Financial Data This presentation includes the use of adjusted operating income, operating ratio, adjusted operating ratio, adjusted net income, and adjusted earnings per share, which are financial measures that are not in accordance with generally accepted accounting principles (“GAAP”). Each such measure is a supplemental non-GAAP financial measure that is used by management and external users of our financial statements, such as industry analysts, investors and lenders. While management believes such measures are useful for investors, they should not be used as a replacement for financial measures that are in accordance with GAAP. In addition, our use of these non-GAAP measures should not be interpreted as indicating that these or similar items could not occur in future periods. In addition, adjusted operating ratio excludes trucking segment fuel surcharges from revenue and nets these surcharges against fuel expense. 2

Disclosure On September 8, 2017, pursuant to the Agreement and Plan of Merger, dated as of April 9, 2017, by Swift Transportation Company (“Swift”), Bishop Merger Sub, Inc., a direct wholly owned subsidiary of Swift, (“Merger Sub”), and Knight Transportation, Inc. (“Knight”), Merger Sub merged with and into Knight, with Knight surviving as a direct wholly owned subsidiary of Swift (the “2017 Merger”). Knight was the accounting acquirer and Swift was the legal acquirer in the 2017 Merger. In accordance with the accounting treatment applicable to the 2017 Merger, throughout this presentation, the reported results do not include the results of operations of Swift and its subsidiaries on and prior to the 2017 Merger date of September 8, 2017 (the “2017 Merger Date”). However, where indicated, certain historical information of Swift and its subsidiaries on and prior to the 2017 Merger Date, including their results of operations and certain operational statistics (collectively, the “Swift Historical Information”), has been provided. Management believes that presentation of the Swift Historical Information will be useful to investors. The Swift Historical Information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Article 11 of Regulation S-X, and it therefore does not reflect any of the pro forma adjustments that would be required by Article 11 of Regulation S-X. The Swift Historical Information does not purport to indicate the results that would have been obtained had the Swift and Knight businesses been operated together during the periods presented, or which may be realized in the future. 3

Adjustments • $10.3M of amortization expense (2017 merger-related intangibles only) First Quarter 2018 Results (1) The reported results do not include the results of operations of Swift Transportation Company (Swift) and its subsidiaries on and prior to the merger with Knight Transportation, Inc. (Knight) on September 8, 2017 (the 2017 Merger) in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene Motor Express, Inc. (Abilene) and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction (2) See GAAP to non-GAAP reconciliation in the schedules following this presentation (3) Adjusted EPS is defined as GAAP earnings per diluted share adjusted for certain items identified in the GAAP to non-GAAP reconciliation included in the appendix 4 (dollars in thousands, except per share data) Quarter Ended March 31, (1) 2018 2017 Change Total Revenue $1,271,132 $271,182 368.7% Revenue xFSC $1,124,172 $244,980 358.9% Operating Income $93,744 $22,638 314.1% Adj. Operating Income (2) $104,088 $22,638 359.8% Net Income attributable to Knight-Swift $70,364 $14,876 373.0% Adj. Net income attributable to Knight Swift(2) $78,511 $14,876 427.8% Earnings per diluted share $0.39 $0.18 116.7% Adj. EPS(3) $0.44 $0.18 144.4%

First Quarter 2018 Results 5 (1) The Swift Historical Information has not been prepared in accordance with the rules of the Securities and Exchange Commission, including Article 11 of Regulation S-X, and it therefore does not reflect any of the pro forma adjustments that would be required by Article 11 of Regulation S-X. The Swift Historical Information does not purport to indicate the results that would have been obtained had the Swift and Knight businesses been operated together during the periods presented, or which may be realized in the future. (2) See GAAP to non-GAAP reconciliation in the schedules following this release $- $25 $50 $75 $100 $125 1Q16 1Q17 1Q18 M ill io ns 1st Qtr Adj. Operating Income Knight Swift Pre-Merger Swift Post-Merger (2) (1) +147% $- $200 $400 $600 $800 $1,000 $1,200 $1,400 1Q16 1Q17 1Q18 M ill io ns 1st Qtr Rev xFSC Knight Swift Pre-Merger Swift Post-Merger (1)

Strong Balance Sheet • Reduced net debt $107 million from 12/31/17, after purchasing Abilene and first quarter net cash capex of $7 million • Full year net cash capex still expected to be between $525-$575 million • $711 million of unrestricted cash and available liquidity • Shareholder equity of $5.3 billion • Paid out $31 million of quarterly dividends over the past 12 months • Free cash flow of $202 million during the quarter • Strong leverage position should allow for greater operational and strategic flexibility 6

Abilene Motor Express 7 • Acquired March 16th of 2018 • Operating Ratio in the low 90’s • Approximately $100 million in annual revenue, 400 tractors • Dry van and temperature controlled services • Strategy similar to other acquisitions • Maintain distinct brand • Leverage buying power and other synergy initiatives • Results will be included in the Knight Segments

Trucking • Average revenue per tractor excluding fuel surcharge increased 17.4% • Miles per truck increased 1.8% • Grew operational truck count by 24 from Q4 2017 (excludes Abilene) Logistics • Brokerage revenue increased 25.2% • Brokerage gross margin improved 30 bps to 14.5% Operating Performance – Knight (1) See GAAP to non-GAAP reconciliation in the schedules following this presentation. 8 Adjusted Operating Ratio (1) 1Q18 1Q17 Change Trucking 81.6% 89.5% -790 bps Logistics 94.6% 95.5% -90 bps Consolidated 84.6% 90.8% -620 bps Revenue, excluding trucking fsc (dollars in thousands) 1Q18 1Q17 Change Trucking $221,675 $192,460 15.2% Logistics $65,797 $52,520 25.3% Consolidated $287,472 $244,980 17.4%

• Seeing benefits in synergy efforts • Continued year-over-year OR improvements in each segment • Improving freight market and expense reduction • Continued challenge with a difficult driver market • Truck count decreased 386 sequentially Operating Performance - Swift (1) See GAAP to non-GAAP reconciliation in the schedules following this presentation. (2) Includes the results of our non-reportable segment 9 Adjusted Operating Ratio (1) 1Q18 Truckload 90.6% Dedicated 88.8% Refrigerated 94.8% Intermodal 95.7% Consolidated(2) 92.9% Revenue, excluding trucking fsc (dollars in thousands) 1Q18 Truckload $371,344 Dedicated $135,306 Refrigerated $179,929 Intermodal $88,471 Consolidated(2) $836,699

Market Update 10 • Improved GDP growth • Continued Driver shortage • ELD mandate • Still expecting contract rates to increase in the high single- digits to low double-digits throughout the year

Execution Strategy • Maintaining Knight and Swift distinct brands • Excel at safety and service • Excel at sourcing and developing qualified driving associates • Leverage capabilities of both brands to provide capacity to our markets • Improve yield by actively managing our markets • Achieve synergy goals • Grow profitably in our Logistics business 11

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